As filed with the Securities and Exchange Commission on October 14, 2005
                              Registration No. 333-
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------

                            HYBRID FUEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                               Georgia 58-2267238
         (State or other jurisdiction (IRS Employer Identification No.)
                        of incorporation or organization)

                    12409 Telecom Drive, Tampa, Florida 33637
               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
                            2005 STOCK INCENTIVE PLAN
                  ---------------------------------------------
                              (Full title of plan)

                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725
                     (Name and address of agent for service)

        Registrant's telephone number, including area code (813) 979-9222


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                              Proposed          Proposed
Title of                      Maximum           Maximum
Securities   Amount           Offering          Aggregate         Amount of
to be        to be            Price             Offering          Registration
Registered   Registered       Per Share         Price(1)          Fee
----------   -----------      ------------      ----------        -----------
Common Stock   200,000           $0.35           $70,000           $8.24

--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low stock price of the Registrant's common stock on October 12, 2005.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 relates to the issuance of up to 200,000 shares of common stock of the Company pursuant to the 2005 Stock Incentive Plan.

                                     PART I

Item 1. Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                                   Mark Clancy
                                       CEO
                            HYBRID FUEL SYSTEMS, INC.
                              12409 Telecom Drive,
                              Tampa, Florida 33637

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's quarterly report on Form 10-QSB filed on August 26, 2005 for the quarter ended June 30, 2005, as amended, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB filed on May 16, 2005, for the quarter ended March 31, 2005, as amended, which is hereby incorporated by reference.

      o Reference is made to the Registrant's annual report on Form 10-KSB filed on April 4, 2005, as amended, for the year ended December 31, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB filed on November 16, 2004, as amended, for the quarter ended September 30, 2004, which is hereby incorporated by reference.

      o The description of the Company's common stock which is contained in the Company's registration statement on Form SB-2, as amended, filed on May 10, 2005, which is hereby incorporated by reference.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP will receive 200,000 shares of common stock of the Registrant under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

      Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

      In addition, we have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Item 7. Exemption from Registration Claimed.

         None.

Item 8. Exhibits.

         EXHIBIT
         NUMBER   EXHIBIT

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP

         10.1     2005 Stock Incentive Plan

         23.1 Consent of Brimmer, Burek & Keelan LLP, independent registered public accounting firm

         23.2     Consent of Sichenzia Ross Friedman Ference LLP is contained in
                  Exhibit 5.1.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 14th day of October 2005.

                            HYBRID FUEL SYSTEMS, INC.

                            By: /s/ Mark Clancy
                            ---------------------------
                                Mark Clancy
                                Chief Executive Officer
                                Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Clancy his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature           Title                                       Date

/s/ John Stanton    Chairman of the Board of Directors          October 14, 2005
------------------
John Stanton

/s/ Mark Clancy     Chief Executive Officer (Principal
------------------  Executive Officer) and Chief
Mark Clancy         Financial Officer (Principal
                    Financial Officer) and Director             October 14, 2005

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